SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 23, 2005

SAKS INCORPORATED

(Exact name of registrant as specified in its charter)

TENNESSEE	1-13113	62-0331040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Lakeshore Parkway Birmingham, Alabama	35211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 940-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 23, 2005 the Human Resources/Option Committee of the Company’s Board of Directors approved the following awards of performance shares (each an “Award”):

Name and Title of Award Recipient	Number of Shares Earned at Threshold Level of Performance	Number of Shares Earned at Target Level of Performance	Number of Shares Earned at Maximum Level of Performance
R. Brad Martin, Chief Executive Officer and Chairman of the Board	24,999	83,333	125,000

Stephen I. Sadove, Vice Chairman and Chief Operating Officer	24,999	83,333	125,000

James A. Coggin, President and Chief Administrative Officer	12,000	40,000	60,000

Douglas E. Coltharp, Executive Vice President and Chief Financial Officer	10,500	35,000	52,500

James S. Scully, Executive Vice President-Human Resources and Strategic Planning	7,500	25,000	37,500

Charles J. Hansen, Executive Vice President and General Counsel	7,500	25,000	37,500

Kevin G. Wills, Executive Vice President of Finance and Chief Accounting Officer	7,500	25,000	37,500

Each Award was made pursuant to the Company’s 2004 Long-Term Incentive Plan (the “Plan”) and is subject to the general terms and conditions set forth in a Performance Share Agreement dated June 16, 2004 (June 27, 2005 with respect to Kevin G. Wills) between the Company and the Award recipient and the terms and conditions specifically applicable to the Award set forth in a Supplement to Performance Share Agreement dated June 27, 2005 (together a “Performance Share Agreement”).

The performance shares subject to each Award relate to a performance period ending on February 3, 2007, although the shares may vest earlier or be forfeited as provided in the Performance Share Agreement for the Award. Delivery of the shares subject to each Award is subject to the achievement, as determined by the Human Resources/Option Committee of the Board of Directors in accordance with the Plan, of the following performance targets: management of corporate expenses to plan; management of capital expenditures to plan; execution of the Transition Services Agreement to be entered into with Belk, Inc. as part of the previously disclosed sale of the Company’s McRae’s/Proffitt’s assets to Belk, Inc.; completion of the strategic alternatives process for the Company’s Department Store Group (“DSG”) and the receipt of specified levels of gross proceeds in connection with such process; and appreciation in the price of the Company’s common stock ($19-threshold level, $20-target level, and $21-maximum level). Each of these five performance targets is weighted 20%.

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A form of Performance Share Agreement used to evidence an Award is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item by reference. The description of the Award in this Item is qualified in its entirety by reference to the full text of the Performance Share Agreement.

Also on June 23, 2005 the Human Resources/Option Committee of the Company’s Board of Directors approved for R. Brad Martin, in accordance with his Employment Agreement dated December 8, 2004, an additional award of 40,000 performance shares (the “Stock Bonus Award”). The Stock Bonus Award was made pursuant to the Plan and is subject to the general terms and conditions set forth in a Performance Share Agreement dated June 16, 2004 between the Company and Mr. Martin and the terms and conditions specifically applicable to the Stock Bonus Award set forth in a Supplement to Performance Share Agreement dated June 27, 2005 (together the “Martin Performance Share Agreement”).

The performance shares subject to the Stock Bonus Award relate to a performance period ending on January 28, 2006, although the shares may vest earlier or be forfeited as provided in the Martin Performance Share Agreement. Delivery of the shares subject to the Stock Bonus Award is subject to the achievement, as determined by the Human Resources/Option Committee of the Board of Directors in accordance with the Plan, of the following performance targets: achievement of EBIT plan (up to 10,000 shares); execution of value creating strategic alternatives for DSG assets (up to 15,000 shares); completion of Sarbanes-Oxley Section 404 assessment and the taking of appropriate actions with respect thereto (up to 5,000 shares); and the implementation of corporate governance initiatives that enhance shareholder value (up to 10,000 shares). Performance shares earned by Mr. Martin pursuant to the Stock Bonus Award will be forfeited to the extent determined by the Company’s Board of Directors. See the Company’s Current Report on Form 8-K filed on May 12, 2005.

The Supplement to Performance Share Agreement dated June 27, 2005 used to evidence the Stock Bonus Award is included as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated into this Item by reference. The description of the Stock Bonus Award in this Item is qualified in its entirety by reference to the full text of the Martin Performance Share Agreement (which is in the form of the Performance Share Agreement included as Exhibit 99.1 and the Supplement to Performance Share Agreement included as Exhibit 99.2).

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit	Description of Document
99.1	Copy of form of Performance Share Agreement between the Company and each Award recipient dated June 16, 2004 and the form Supplement to Performance Share Agreement dated June 27, 2005 with respect to each Award.

99.2	Copy of Supplement to Performance Share Agreement dated June 27, 2005 used to evidence the Stock Bonus Award.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAKS INCORPORATED

Date: June 29, 2005	/s/ CHARLES J. HANSEN Executive Vice President and General Counsel

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